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                              DONNELLY CORPORATION

                           UNFUNDED DEFERRED DIRECTOR
                           --------------------------
                                    FEE PLAN
                                    --------

        1. On or before the last day of any quarter, any director may elect to defer receipt of all or a specified amount of his or her director's fees to be earned in the succeeding quarter. Any election shall continue from quarter to quarter until modified by a subsequent election, which subsequent election shall be effective with respect to the calendar quarters following the election.

        2. The Company shall maintain a separate account for each director to which the fees of such director shall be credited as earned. On the last day of each of its fiscal quarters, the Company shall also credit to each such account interest on the average balance in that quarter, at the rate equal to the prime rate on the last day of that quarter.

        3.     The plan will be unfunded.

        4. Amounts deferred under the Plan, together with accumulated interest, will be distributed to the director in ten annual installments, the first installment payable on the first day of the year following such director's retirement or termination from the Board of Directors. The amount of each installment shall be the balance of the director's account at that date divided by the number of unpaid installments. The balance of such director's account shall continue to be credited with interest as provided above.

        5. The Company, by resolution of the Board of Directors, may elect, at the Company's sole option, to pay any amount standing to the credit of a director in a lump sum, after such director ceases to be a director of the Company, in the event the director and thereafter becomes employed by, a director of or otherwise affiliated with any business that is in competition with the Company.

        6. Upon death of a director or a former director prior to the expiration of the period during which the deferred amounts are payable, the balance of the director's fees and interest in his or her account shall be payable in full on the first day of the calendar year following the year in which he or she dies to the beneficiary designated in writing to the Company by such director or former director, or if no beneficiary has been designated, to his or her estate.

December 1993
WL07-23.DOC
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                                FORM OF ELECTION
                                ----------------


TO:     Donnelly Corporation

        I hereby elect to defer that portion of my director's fees set forth below, commencing with fees payable to me after the quarter, following the date of this election, pursuant to the Donnelly Corporation Unfunded Deferred Director Fee Plan:

                                                     Amount of Fees
Types of Fees to be Deferred                         to be Deferred
----------------------------                         --------------

_____  Annual Retainer Fee                           _____ All

_____  Annual Retainer and Meeting Fees

                                                     _____ The first $_________
                                                            per year

                                                     _____ Percent as earned

In the event of my death, pay the following beneficiary:


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Date                                    Signature of Director

December 1996
WL07-23.DOC